ANNEX F

                  IRVINE APARTMENT COMMUNITIES MARYLAND, INC.

                     ARTICLES OF AMENDMENT AND RESTATEMENT



               IRVINE APARTMENT COMMUNITIES MARYLAND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               I. The Charter of the Corporation is hereby amended and restated, so that the Charter, as so amended and restated, shall read as follows:

               FIRST: THE UNDERSIGNED, Anne M. Lindner, whose address is 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

               SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                  Irvine Apartment Communities Maryland, Inc.

               THIRD: (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

               (1) To engage in the business of a real estate investment trust ("REIT") as that phrase is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and to engage in any lawful act or activity for which corporations may be organized under the General Laws of the State of Maryland, as the same exists or may hereafter be amended.

               (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

               (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the Maryland General Corporation Law ("Maryland Law").

               FOURTH: The present address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

               FIFTH: The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

               SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 320,000,000, consisting of (i) 150,000,000 shares of Common Stock (par value $0.01 per share) (the "Common Stock"), (ii) 160,000,000 shares of excess stock (par value $0.01 per share) (the "Excess Stock"), of which 150,000,000 shares shall be Excess Common Stock and 10,000,000 shares shall be Excess Preferred Stock, as such terms are defined in Subsection 4(A) of Section
(c) of this ARTICLE SIXTH, and (iii) 10,000,000 shares of Preferred Stock (par value $1.00 per share) (the "Preferred Stock"), and amounting in aggregate par value to $13,100,000.

               (b) The Board of Directors may classify and reclassify any unissued shares of Preferred Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock, including, but not limited to, ownership restrictions consistent with the ownership restrictions provided in Section (c) of this ARTICLE SIXTH with respect to each series of Preferred Stock and the number of shares constituting each series, and to increase or decrease the number of shares of any such series to the extent permitted by the General Laws of the State of Maryland, as amended from time to time.

               (c) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock, and in certain cases Preferred Stock, of the Corporation:

               (1) The holders of each share of Common Stock shall be entitled to one vote for each share of the Common Stock entitled to vote at all meetings of the stockholders of the Corporation, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

               (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation, out of funds legally available therefor, at such time and in such amounts as the Board of Directors may deem advisable.

               (3) Subject to (i) the preferential rights of Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Section (b) of this ARTICLE SIXTH and (ii) the preferential rights of Excess Preferred Stock, if any, pursuant to Subsection (3)(A) of Section
(d) of this ARTICLE SIXTH, in the event of any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified as having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, to receive ratably with each other holder of Common Stock, $1.00 per share, and after such payment, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and each Purported Beneficial Transferee of Excess Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Common Stock then outstanding, increased in the case of holders of Common Stock by the sum described in Subsection (3) of Section (d) of this ARTICLE SIXTH.

               (4)   Restrictions on Transfer; Exchange for Excess Stock:

               (A) Definitions. Except as may be otherwise provided in ARTICLES NINTH and TENTH, the following terms shall have the following meanings for purposes of the charter of the Corporation:

               "Beneficial Ownership" means, with respect to any Person, ownership of shares of Common Stock or a series of Preferred Stock equal to the sum of (i) the shares of Common Stock or such series of Preferred Stock directly owned by such Person, (ii) the number of shares of Common Stock or such series of Preferred Stock indirectly owned by such Person, (if such Person is an "individual" as defined in Section 542(a)(2) of the Code) taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(b) of the Code, and (iii) the number of shares of Common Stock which such Person is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act or which is attributed to such Person pursuant to Section 318 of the Code, as modified by Section 856(d)(5) of the Code, provided that when applying this definition of Beneficial Ownership to a Related Party, clause (iii) of this definition and clause (b) of the definition of "Person" shall be disregarded. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

               "Capital Stock" means the Common Stock and the Preferred Stock of the Corporation.

               "Charitable Beneficiary" means the beneficiary of the Trust as determined pursuant to Subsection (5)(A) of Section (d) of this ARTICLE SIXTH.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

               "Equity Security" has the meaning ascribed to it in the Exchange Act and the rules and regulations thereunder (and any successor laws, rules and regulations of similar import).

               "Excess Common Stock" means Excess Stock that would, under Subsection (5) of Section (d) this ARTICLE SIXTH, automatically be exchanged for Common Stock upon a transfer of an interest in the Trust in which such Excess Common Stock is held.

               "Excess Preferred Stock" means Excess Stock that would, under Subsection (5) of Section (d) this ARTICLE SIXTH, automatically be exchanged for Preferred Stock upon a transfer of an interest in the Trust in which such Excess Preferred Stock is held.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Rights" means the rights, granted under Section 8.6 of the Operating Partnership Agreement to certain of the limited partners thereunder, to acquire Capital Stock.

               "Irvine Board Representative" means a director of the Corporation who was nominated for election or reelection as a director of the Corporation by Irvine Persons (as defined in the Miscellaneous Rights Agreement) pursuant to Article III of the Miscellaneous Rights Agreement and, in the event of the death, resignation or removal of any such director, the director who has been elected to fill such vacancy pursuant to Article III of the Miscellaneous Rights Agreement.

               "Look-Through Entity" means a Person that is either (i) described in Section 401(a) of the Code as provided under Section 856(h)(3) of the Code or (ii) registered under the Investment Company Act of 1940.

               "Look-Through Ownership Limit" means 15% of the number of Outstanding shares of Common Stock or, with respect to any series of Preferred Stock, such percentage or percentages of the Outstanding shares of such series as shall be established by the Board of Directors at the time it authorizes such series of Preferred Stock pursuant to Section (b) of this ARTICLE SIXTH.

               "Market Price" on any date means the Closing Price on the Trading Day immediately preceding such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Capital Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Capital Stock is listed or admitted to trading or, if the Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use, or if the Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Capital Stock selected by the Board of Directors of the Corporation. "Trading Day" means a day on which the principal national securities exchange on which the Capital Stock is listed or admitted to trading is open for the transaction of business or, if the Capital Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "Merger" means the merger of Irvine Apartment Communities, Inc., a Delaware corporation ("IAC Delaware"), with and into the Corporation pursuant to the Agreement and Plan of Merger dated March 20, 1996 between the Corporation and IAC Delaware.

               "Miscellaneous Rights Agreement" means the Miscellaneous Rights Agreement dated as of March 20, 1996 by and among the Corporation, the Operating Partnership and The Irvine Company, as such agreement may be amended, modified or restated from time to time. A copy of the Miscellaneous Rights Agreement shall be available for inspection at the office of the Secretary at the corporate headquarters of the Corporation.

               "NYSE" means the New York Stock Exchange, Inc.

               "Operating Partnership" means Irvine Apartment Communities, L.P., a Delaware limited partnership.

               "Operating Partnership Agreement" means the amended and restated agreement of limited partnership of the Operating Partnership dated as of December 1, 1993, as such agreement has been or in the future may be amended, modified or restated from time to time. A copy of the Operating Partnership Agreement shall be available for inspection at the office of the Secretary at the corporate headquarters of the Corporation.

               "Outstanding" means issued and outstanding shares of Common Stock of the Corporation or the issued and outstanding shares of a series of Preferred Stock of the Corporation, as the context may require, provided that for purposes of the application of (i) the applicable Ownership Limit, Look-Through Ownership Limit or Related Party Limit to any Person, the term "Outstanding" shall be deemed to include the number of shares of Common Stock or applicable series of Preferred Stock that such Person alone could acquire pursuant to any options or convertible securities and (ii) the applicable Related Party Limit, the term "Outstanding" shall be deemed to include the number of shares of Common Stock or applicable series of Preferred Stock that the Related Party whose ownership is being tested would be permitted to acquire at such testing date pursuant to the Exchange Rights. Notwithstanding the foregoing, shares of restricted Common Stock issued pursuant to, but not yet vested in accordance with, the Corporation's 1993 Long-Term Stock Incentive Plan (or any successor or additional employee benefit plan) shall not be deemed to be Outstanding for purposes of applying the applicable Ownership Limit, Related Party Limit or Look-Through Ownership Limit.

               "Ownership Limit" means, for any Person other than a Related Party or Look-Through Entity, 7.4% of the number of the Outstanding shares of Common Stock of the Corporation or, with respect to any series of Preferred Stock, such percentage or percentages of the Outstanding shares of such series as shall be established by the Board of Directors at the time it authorizes such series of Preferred Stock pursuant to Section (b) of this ARTICLE SIXTH.

               "PSE" means the Pacific Stock Exchange, Inc.

               "Person" means (a) an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and (b) also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

               "Purported Beneficial Transferee" means, with respect to any purported Transfer of Capital Stock which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Capital Stock, if such Transfer had not resulted in an exchange for such Excess Stock pursuant to Subsection (4)(D) of Section (c) of this ARTICLE SIXTH (or in the event the provisions of paragraphs (ii)-(vi) of Subsection 4(B) of Section (c) of this ARTICLE SIXTH are in effect, had been valid under Subsection (4)(B) of Section (c) of this ARTICLE SIXTH).

               "Purported Record Transferee" means, with respect to any purported Transfer of Capital Stock which results in Excess Stock, the record holder of the Capital Stock if such Transfer had not resulted in an exchange for such Excess Stock pursuant to Subsection (4)(D) of Section (c) of this ARTICLE SIXTH (or in the event the provisions of paragraphs (ii)-
(vi) of Subsection 4(B) of Section (c) of this ARTICLE SIXTH are in effect, had been valid under Subsection (4)(B) of Section (c) of this ARTICLE SIXTH).

               "REIT" means a Real Estate Investment Trust defined in
Section 856 of the Code.

               "Related Party" means (i) The Irvine Company, a Michigan corporation, its affiliates and successors and (ii) any other Person whose ownership of shares of Common Stock would be attributed to Donald L. Bren under Section 544 of the Code.

               "Related Party Limit" means 20% of the number of Outstanding shares of Common Stock applied, in the aggregate, to all Persons who are Related Parties or, with respect to any series of Preferred Stock, such percentage or percentages of the Outstanding shares of such series as shall be established by the Board of Directors at the time it authorizes such series of Preferred Stock pursuant to Section (b) of this ARTICLE SIXTH. From the effective date of the Merger, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall upon request make available to the representative(s) of the Related Parties and the Board of Directors, a schedule which sets forth any applicable then-current Related Party Limit applicable to the Related Parties.

               "Required Directors" means directors of the Corporation representing more than 75% of the entire Board of Directors.

               "Transfer" means any sale, transfer, gift, assignment, devise or other disposition of a share of Capital Stock (including (i) the granting of any option (including, but not limited to, an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record or Beneficial Ownership, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities which results in a change in the Beneficial Ownership of shares of Capital Stock). The terms "Transfers" and "Transferred" shall have correlative meaning.

               "Trust" means the applicable trust created pursuant to Subsection (1) of Section (d) of this ARTICLE SIXTH.

               "Trustee" means the trustee for the Trust, and any successor trustee appointed by the Corporation, meeting the requirements of Subsection
(1) of Section (d) of this ARTICLE SIXTH.

               "Units" means the units into which partnership interests in the Operating Partnership are divided, and as the same may be adjusted, as provided in the Operating Partnership Agreement.

               (B)   Restriction on Ownership and Transfers.

               (i) Except as provided in Subsection (4)(I) of Section (c) of this ARTICLE SIXTH, from and after the effective date of the Merger, (a) no Person (other than a Related Party and a Look-Through Entity) shall Beneficially Own shares of Common Stock or a series of Preferred Stock in excess of the applicable Ownership Limit, (b) the Related Parties in the aggregate shall not Beneficially Own shares of Common Stock or a series of Preferred Stock in excess of the applicable Related Party Limit, and (c) no Look-Through Entity shall Beneficially Own shares of Common Stock or a series of Preferred Stock in excess of the applicable Look-Through Ownership Limit.

               (ii) Except as provided in Subsection (4)(I) of Section (c) of this ARTICLE SIXTH, from and after the effective date of the Merger (and subject to Section (f) of this ARTICLE SIXTH), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or the PSE) that, if effective, would result in any Person (other than a Related Party or a Look-Through Entity) Beneficially Owning shares of Common Stock or a series of Preferred Stock in excess of the applicable Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock or Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the applicable Ownership Limit, and the intended transferee shall acquire no rights in such shares of Capital Stock.

               (iii)  Except as provided in Subsection (4)(I) of Section
(c) of this ARTICLE SIXTH, from the effective date of the Merger (and subject to Section (f) of this ARTICLE SIXTH), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or the PSE) that, if effective, would result in any Related Party Beneficially Owning shares of Common Stock or a series of Preferred Stock which when aggregated with, respectively, all shares of Common Stock or such series of Preferred Stock directly or constructively owned by any Related Party would cause the Related Parties to exceed the applicable Related Party Limit shall be void ab initio as to the Transfer of such shares of Common Stock or Preferred Stock which would be otherwise Beneficially Owned by such Related Party in excess of the applicable Related Party Limit, and such Related Party shall acquire no rights in such shares of Capital Stock.

               (iv) Except as provided in Subsection (4)(I) of Section (c) of this ARTICLE SIXTH, from the effective date of the Merger (and subject to Section (f) of this ARTICLE SIXTH), any Transfer (whether or not such Transfer is the result of transactions entered into through the facilities of the NYSE or the PSE) that, if effective, would result in any Look-Through Entity Beneficially Owning shares of Common Stock or a series of Preferred Stock in excess of the applicable Look-Through Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock or Preferred Stock which would be otherwise Beneficially Owned by such Look-Through Entity in excess of the applicable Look-Through Ownership Limit, and such Look-Through Entity shall acquire no rights in such shares of Capital Stock.

               (v) Except as provided in Subsection (4)(I) of Section (c) of this ARTICLE SIXTH, from the effective date of the Merger (and subject to Section (f) of this ARTICLE SIXTH), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or the PSE) that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Capital Stock which would be otherwise Beneficially Owned by the transferee and the intended transferee shall acquire no rights in such shares of Capital Stock.

               (vi) It is expressly intended that the restrictions on ownership and transfer described in this Subsection (4)(B) shall apply with respect to the Exchange Rights. A partner of the Operating Partnership shall not be entitled to effect an exchange of an interest in the Operating Partnership into Capital Stock if the direct or Beneficial Ownership of Common Stock by reason of the applicable Related Party Limit would be prohibited under the provisions of this ARTICLE SIXTH, and no Person shall be deemed to Beneficially Own Capital Stock for which Units may be exchangeable, at any testing date on which such Units are not exchangeable into Capital Stock.

               (vii) A Transfer of a share of Capital Stock which is null and void under (1) paragraphs (ii), (iii), (iv), or (vi) of Subsection
(4)(B) of Section (c) of this ARTICLE SIXTH because it could, if effective, result in the ownership of Common Stock or a series of Preferred Stock in excess of the applicable Related Party Limit, Ownership Limit or Look-Through Ownership Limit or (2) paragraph (v) of subsection 4(b) of Section
(c) of this ARTICLE SIXTH because it could, if effective, result in the Capital Stock being beneficially owned by fewer than 100 Persons, shall not adversely affect the validity of the Transfer of any other share of Capital Stock in the same or any other related transaction.

               (C) Remedies for Breach. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Subsection (4)(B) of Section
(c) of this ARTICLE SIXTH (whether or not such violation is intended), or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of the Corporation's Capital Stock in violation of subsection (4)(B) of Section (c) this ARTICLE SIXTH, the Board of Directors or a committee thereof shall be empowered to take any action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation, demanding the repayment of any distributions received in respect of shares of Common Stock acquired in violation of Subsection (4)(B) of Section (c) of this ARTICLE SIXTH or instituting proceedings to enjoin such Transfer or rescind such Transfer or attempted Transfer; provided, however, that any Transfers or attempted Transfers (or in the case of events other than a Transfer, Beneficial Ownership) in violation of Subsection (4)(B) of Section (c) of this ARTICLE SIXTH, regardless of any action (or non-action) by the Board of Directors or such committee, (i) shall be void ab initio and (ii) shall automatically result in the exchange described in Subsection (4)(D) of Section (c) of this ARTICLE SIXTH.

               (D) Exchange for Excess Stock. If, notwithstanding the other provisions contained in this ARTICLE SIXTH, at any time from and after the effective date of the Merger there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or the PSE) or other change in the capital structure of the Corporation or other event such that any Person (other than a Related Party or a Look-Through Entity) would Beneficially Own shares of Common Stock or a series of Preferred Stock in excess of the applicable Ownership Limit, or that any Person who is a Related Party would Beneficially Own shares of Common Stock or a series of Preferred Stock which when aggregated with all shares of Common Stock or such series of Preferred Stock directly or constructively owned by any Related Party would cause the Related Parties to exceed the applicable Related Party Limit, or that any Person who is a Look-Through Entity would Beneficially Own shares of Common Stock or a series of Preferred Stock in excess of the applicable Look-Through Ownership Limit, then, except as otherwise provided in Subsection (4)(I) of Section (c) of this ARTICLE SIXTH, such shares of Capital Stock in excess of the applicable Ownership Limit, Related Party Limit or Look-Through Ownership Limit, as the case may be, (rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Common Stock or Excess Preferred Stock, as the case may be, having the terms set forth in Section (d) of this ARTICLE SIXTH. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure or other event.

               (E) Notice of Restricted Transfer. Any person who acquires or attempts to acquire shares of Capital Stock in violation of Subsection
(4)(B) of Section (c) of this ARTICLE SIXTH, or any Person who is a transferee such that Excess Stock results under Subsection (4)(D) of Section (c) of this ARTICLE SIXTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation's status as a REIT. Failure to give such notice shall not limit the rights and remedies of the Board of Directors provided herein in any way.

               (F) Owners Required to Provide Information. From and after the effective date of the Merger:

               (i) Every record and Beneficial Owner of more than 5% (or such other percentage between 1/2 of 1% and 5%, as determined by the Board of Directors) of any class or series of Capital Stock of the Corporation outstanding shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such record or Beneficial Owner, the number of shares of any class or series of Capital Stock Beneficially Owned, and a full description of how such shares are held. Each such record or Beneficial Owner of Capital Stock shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership of the Capital Stock as the Board of Directors, in its sole discretion, deems appropriate or necessary to (i) comply with the provisions of the Code regarding the qualification of the Corporation as a REIT under the Code, and (ii) ensure compliance with the applicable Ownership Limit, Related Party Limit or Look-Through Ownership Limit, as applicable. Each stockholder of record, including without limitation any Person who holds shares of Capital Stock on behalf of a Beneficial Owner, shall take all reasonable steps to obtain the written notice described in this Subsection
(4)(F)(i) of Section (c) of this ARTICLE SIXTH from the Beneficial Owner.

               (ii) Any Person who is a Beneficial Owner of shares of any class or series of Capital Stock and any Person (including the stockholder of record) who is holding shares of Capital Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status or to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the applicable Ownership Limit, Related Party Limit and Look-Through Ownership Limit, and shall provide a statement or affidavit to the Corporation setting forth the number of shares of any class or series of Capital Stock already Beneficially Owned by such stockholder or proposed transferee and any related persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

               (G) Remedies Not Limited. Nothing contained in this ARTICLE SIXTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section (f) of this ARTICLE SIXTH) (i) to protect the Corporation and the interests of its stockholders in the preservation of the Corporation's status as a REIT, and (ii) to ensure compliance with the applicable Ownership Limit, Related Party Limit and Look-Through Ownership Limit.

               (H) Ambiguity. In the case of an ambiguity in the application of any of the provisions of Subsection (4) of Section (c) of this ARTICLE SIXTH, including any definition contained in Subsection (4)(A) of Section (c) of this ARTICLE SIXTH, the Board of Directors shall have the power to determine the application of the provisions of Subsection (4) of Section
(c) this ARTICLE SIXTH with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

               (I)   Exceptions.

               (i) The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel or other evidence or undertakings acceptable to it, may waive the application, in whole or in part, of the applicable Ownership Limit to a Person subject to such Ownership Limit, if such person is not an individual for purposes of
Section 542(a) of the Code and is a corporation, partnership, estate or trust, provided, however, in no event may any such exception cause such Person's ownership, direct or indirect (without taking into account such Person's ownership of an interest in the Operating Partnership), to exceed 9.8% of the value of Outstanding shares of the Corporation's Capital Stock and Excess Stock, as such value is determined by the Board of Directors in its sole discretion. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

               (ii) Notwithstanding any other provision of this ARTICLE SIXTH, the pledge to a financial institution by a Related Party of all or any portion of the Capital Stock directly owned at any time or from time to time shall not constitute a violation of Subsection (4)(B) of Section (c) of this ARTICLE SIXTH and the pledgee financial institution shall not be subject to the applicable Ownership Limit with respect to the Capital Stock so pledged to it either as a result of the pledge or upon foreclosure.

               (iii) For a period of 270 days following the purchase of Capital Stock by an underwriter that (i) is a corporation, limited liability company, partnership or other entity and (ii) participates in an offering of the Capital Stock, such underwriter shall not be subject to the applicable Ownership Limit with respect to the Capital Stock purchased by it as a part of or in connection with such offering and with respect to any Capital Stock purchased in connection with market making activities.

               (5) Legend. (i) Each certificate for Common Stock shall bear the following legend:

                     "The shares of Common Stock represented by this
               certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Common Stock in excess of the Ownership Limit or the Look-Through Ownership Limit, as applicable, applicable to the Common Stock and the Related Parties in the aggregate may not Beneficially Own shares of Common Stock in excess of the Related Party Limit applicable to the Common Stock, with certain further restrictions and exceptions set forth in the Corporation's Articles of Incorporation, as amended from time to time ("Articles"). Any person who attempts to Beneficially Own shares of Common Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Articles, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who requests. If the restrictions on transfer are violated, the transfer will be void in accordance with the Articles and the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Common Stock which will be held in trust in accordance with the Articles."

               (ii) Each certificate for Preferred Stock shall bear the following legend or such other legend as the Board of Directors may establish in accordance with Section (b) of this ARTICLE SIXTH at the time such series of Preferred Stock is established:

                     "The shares of Preferred Stock represented by this
               certificate are subject to restrictions on transfer. No person may Beneficially Own shares of this series of Preferred Stock in excess of the Ownership Limit or Look-Through Ownership Limit, as applicable, applicable to this series of Preferred Stock and the Related Parties in the aggregate may not Beneficially Own shares of this series of Preferred Stock in excess of the Related Party Limit applicable to this series of Preferred Stock, with certain further restrictions and exceptions set forth in the Corporation's Articles of Incorporation, as amended from time to time ("Articles"). Any person who attempts to Beneficially Own shares of this series of Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Articles, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who requests. If the restrictions on transfer are violated, the transfer will be void in accordance with the Articles and the shares of Preferred Stock represented hereby will be automatically exchanged for shares of Excess Preferred Stock which will be held in trust in accordance with the Articles."

               (6) Severability. If any provision of this ARTICLE SIXTH or any application of any such provision is determined in a final and unappealable judgment to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

               (7) Board of Directors Discretion. Anything in this ARTICLE SIXTH to the contrary notwithstanding, the Board of Directors shall be entitled to take or omit to take such actions as it in its discretion shall determine to be advisable in order that the Corporation maintain its status as and continue to qualify as a REIT, including, but not limited to, reducing the applicable Ownership Limit, Related Party Limit and Look-Through Ownership Limit in the event of a change in law.

               (d) Excess Stock. The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Excess Stock of the Corporation:

               (1) Ownership in Trust. Upon any purported Transfer, change in the capital structure of the Corporation or purported change in Beneficial Ownership that results in Excess Stock pursuant to Subsection
(4)(D) of Section (c) of this ARTICLE SIXTH, such Excess Stock shall be deemed to have been transferred to a person as trustee of a Trust for the exclusive benefit of one or more organizations described in Section 170(b), 170(c), or 501(c)(3) of the Code (the "Charitable Beneficiary" or "Charitable Beneficiaries"), as shall be designated by resolution of the Board of Directors, such trustee to be a person who is unaffiliated with
(i) the Corporation; (ii) the Purported Beneficial Transferee; and (iii) the Purported Record Transferee. At all times at least one Charitable Beneficiary shall be designated by the Board of Directors. Where a Transfer or other event results in an automatic exchange of shares of more than one class for Excess Stock, then separate Trusts shall be deemed to have been established for the Excess Stock attributable to the shares of each such class. Shares of Excess Stock held in Trust for the exclusive benefit of the Charitable Beneficiary shall be issued and outstanding shares of Corporation Stock. The trustee of the Trust will be deemed to own the shares of Excess Stock held in Trust for the exclusive benefit of the Charitable Beneficiary on the day prior to the date of the violative transfer. The Purported Beneficial Transferee shall have no rights in the shares of Excess Stock except the right to receive a price for its interest in the shares of Capital Stock which were exchanged for Excess Stock upon the terms specified in Subsection 5(A) of Section (d) of this ARTICLE SIXTH.

               (2) Dividend Rights. Shares of Excess Stock shall be entitled to dividends and distributions as if such shares of Excess Stock were shares of Common Stock or Preferred Stock, as applicable, provided that the dividends and distributions shall be paid to the Trustee to be held in Trust for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand or, at the Corporation's sole election, shall be offset against any future dividends or distributions payable to the Purported Record Transferee. Any dividends so disgorged shall be paid over to the Trustee for the exclusive benefit of the Charitable Beneficiary.

               (3) Rights Upon Liquidation. (A) Subject to the preferential rights of Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Section (b) of this ARTICLE SIXTH, each Purported Beneficial Transferee of shares of Excess Preferred Stock shall be entitled to receive that portion of the assets of the Corporation which a holder of Preferred Stock that was exchanged for such Excess Preferred Stock would have been entitled to receive on liquidation had such Preferred Stock remained outstanding and (B) subject to (i) the preferential rights of Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Section (b) of this ARTICLE SIXTH, (ii) the preferential rights of Excess Preferred Stock, if any, pursuant to Subsection (3)(A) of Section
(d) of this ARTICLE SIXTH and (iii) the preferential rights of the Common Stock pursuant to Subsection (3) of Section (c) of this ARTICLE SIXTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each Purported Beneficial Transferee of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Purported Beneficial Transferee of Excess Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of Excess Common Stock attributable to such holder bears to the total number of shares of Common Stock and Excess Common Stock then outstanding, provided that in the case of Subsections (3)(A) and (B) of Section (d) of this ARTICLE SIXTH, no Purported Beneficial Transferee shall be entitled to receive any amounts in excess of the price per share such Purported Beneficial Transferee paid for the Capital Stock in any purported Transfer that resulted in the Excess Stock or, if the Purported Beneficial Transferee did not give value for such Excess Stock (through a gift, devise or other transaction) in any purported Transfer, a price per share equal to the Market Price on the date of any purported Transfer that resulted in the Excess Stock, less the amount of any dividends received by the Purported Record Transferee and not repaid or offset against future dividends pursuant to Subsection (2) of Section (d) of this ARTICLE SIXTH, with any remainder of such Transferee's ratable portion of the Corporation's assets subject to ratable allocation among the holders of Common Stock as an asset of the Corporation.

               (4) Voting Rights. Subject to Maryland Law, effective as of the date that Capital Stock is exchanged for Excess Stock pursuant to Subsection 4(D) of Section (c) of this ARTICLE SIXTH, the holders of Capital Stock that has been exchanged for Excess Stock shall not be entitled to vote such Capital Stock on any matter, and, if such Capital Stock has voting rights, all votes cast with respect to shares of Excess Stock into which such Capital Stock has been exchanged shall be voted in accordance with the direction of the Trustee of the Trust acting for the benefit of the Charitable Beneficiary. The Trustee shall vote the shares of Excess Stock for the exclusive benefit of the Charitable Beneficiary.

               (5)   Restrictions on Transfer.

               (A) Excess Stock shall not be transferable. The Purported Record Transferee may freely designate a Person as beneficiary of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock), if (A) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Person and (B) the Purported Beneficial Transferee does not receive a price from such Person that reflects a price per share for such Excess Stock that exceeds the lesser of
(i) the price per share such Purported Beneficial Transferee paid for the Capital Stock in the purported Transfer that resulted in the Excess Stock, or if the Purported Beneficial Transferee did not give value for such Excess Stock (through a gift, devise or other transaction), a price per share equal to the Market Price on the date of the purported Transfer that resulted in the Excess Stock or (ii) the price per share of the Capital Stock in the transfer described in the following sentence. Upon the transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock or shares of the applicable series of Preferred Stock, as the case may be, and such shares of Capital Stock shall be transferred of record to the transferee of the interest in the Trust if such Capital Stock would not be Excess Stock in the hands of such transferee. In the event of such transfer, the beneficial interest of the Charitable Beneficiary in the Excess Shares would terminate. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give not less than five business days prior written notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Subsection (6) of Section (d) of this ARTICLE SIXTH.

               (B) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for its interest in the shares of Capital Stock that were exchanged for Excess Stock that exceeds the amounts allowable under Subsection (5)(A) of Section (d) of this ARTICLE SIXTH, such Purported Beneficial Transferee shall, prior to the exchange of the Excess Stock for Capital Stock, pay, or cause the Person designated pursuant to Subsection 5(A) of Section (d) of this ARTICLE SIXTH to pay, such excess to the Trustee to be held for the exclusive benefit of the Charitable Beneficiary.

               (C) If any of the transfer restrictions set forth in this Subsection (5) of Section (d) of this ARTICLE SIXTH or any application thereof is determined in a final and non-appealable judgment to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Excess Stock as to which such restrictions would, by their terms, apply, and to hold such Excess Stock on behalf of the Corporation.

               (6) Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and
(ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred. The Corporation may appoint a special trustee of the Trust established under Subsection (1) of Section (d) of this ARTICLE SIXTH for the purpose of consummating the purchase of Excess Stock by the Corporation.

               (7) Authorization. At such time as the Board of Directors authorizes a series of Preferred Stock pursuant to Section (b) of this ARTICLE SIXTH, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Excess Preferred Stock consisting of the number of shares included in the series of Preferred Stock and having terms, rights, restrictions and qualifications identical thereto, except to the extent that this ARTICLE SIXTH requires different terms. In such event, any appropriate correlative modification in all defined terms shall be deemed to have been made.

               (e)   Exchange of Units; Reservation of Shares.

               (1) The Board of Directors of the Corporation is hereby expressly vested with authority to issue, and shall issue, to the extent that such issuance shall not result in a violation of Subsection (4)(B) of Section (c) of this ARTICLE SIXTH, Capital Stock pursuant to the exercise of Exchange Rights.

               (2) Pursuant to the obligations of the Corporation under the Operating Partnership Agreement to issue Capital Stock in connection with the exercise of Exchange Rights and the issuance by the Corporation of Capital Stock pursuant to the cash tender rights granted under Section 8.6 of the Operating Partnership Agreement, the Board of Directors is hereby required to reserve a sufficient number of authorized but unissued shares of Capital Stock to permit the Corporation to satisfy such obligations.

               (f) Settlement. Nothing in this ARTICLE SIXTH shall be interpreted to preclude the settlement of any transaction entered into through facilities of the NYSE or the PSE.

               SEVENTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, pursuant to the By-Laws of the Corporation, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 1997 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 1998 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 1999 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal.

               (b) The Board of Directors shall consist of not less than three nor more than ten directors. The initial number of directors of the Corporation shall be nine, which number may be increased or decreased by the affirmative vote of a majority of the entire Board of Directors pursuant to the By-Laws of the Corporation, provided that the number of directors shall never be less than the minimum number permitted by Maryland Law, as now or hereafter in force. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director. The names of the directors who will serve until their successors are elected and qualify as provided in Section (a) of this ARTICLE SEVENTH are as follows:

               Name

         Class I
               Steven P. Albert
               Michael D. McKee
               Jack W. Peltason

         Class II
               Anthony M. Frank
               Norman J. Metcalfe
               John F. Seymour, Jr.

         Class III
               Donald Bren
               John F. Grundhofer
               Bowen H. McCoy

               (c) Except during a period of vacancy or vacancies on the Board of Directors, a majority of the directors shall at all times be persons who are not (i) affiliates (as that term is defined in Rule 144 under the Securities Act of 1933, as amended), or an officer, director or employee of The Irvine Company or any successor to The Irvine Company or
(ii) the spouse, ancestor or lineal descendant or brother or sister (whether by the whole or half blood) of Donald L. Bren.

               (d) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

               (e) The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

               (f) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

               (g) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms established by the Board of Directors pursuant to Section (b) of ARTICLE SIXTH applicable thereto, and such directors so elected shall not be subject to the provisions of this ARTICLE SEVENTH unless otherwise provided therein.

               EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

               (1) Subject to the provisions of Section (b) of ARTICLE NINTH, the Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

               (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

               (3) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the charter.

               (4) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and
(B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal or shall limit or eliminate the rights granted under indemnification agreements entered into by the Corporation and its directors, officers, agents and employees.

               (5) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. Neither the amendment of the charter of the Corporation nor the repeal of any of its provisions shall limit or eliminate or reduce the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

               (6) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against liability under the provisions of this Section or under the General Laws of the State of Maryland, as amended or interpreted.

               (7) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Subsections (4) and (7) of Section (c) of ARTICLE SIXTH, Sections (d) and (e) of ARTICLE SIXTH and in ARTICLES SEVENTH, NINTH, TENTH, and this ARTICLE EIGHTH may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in Subsections (4) and (7) of Section (c) of ARTICLE SIXTH, Sections (d) and (e) of ARTICLE SIXTH and in ARTICLES SEVENTH, NINTH, TENTH, and this ARTICLE EIGHTH unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

               (8) Subject to ARTICLE NINTH and this ARTICLE EIGHTH the Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation. The stockholders may adopt, amend or repeal the By-Laws only with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

               (9) Notwithstanding anything contained in the Corporation's Charter to the contrary, the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and the approval of the Required Directors, shall be required to terminate the Corporation's status as a real estate investment trust for Federal income tax purposes.

               (10) The provisions of Sections 3-701 to 3-709 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any share of the capital stock of the Corporation now or hereinafter beneficially held (during the period of such beneficial ownership) by The Irvine Company and any affiliate thereof, Donald L. Bren and his affiliates and Immediate Family, and any successors thereto by descent or devise, and any other person acting in concert or as a group with any of the foregoing. Such shares of capital stock are exempted from such Sections to the fullest extent permitted by Maryland Law. For purposes of the foregoing and of Subsection (11) of Section (a) of this ARTICLE EIGHTH, Immediate Family of any individual shall mean such individual's estate and heirs, spouse and children (whether natural or adoptive or by marriage) and any trust or estate, all the beneficiaries of which consist of such Person or any of the foregoing.

               (11) The provisions of Sections 3-601 to 3-604 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to any "business combination" between the Corporation and The Irvine Company and any affiliate thereof, Donald L. Bren and his affiliates and Immediate Family and any successors thereto by descent or devise, and any person acting in concert or as a group with any of the foregoing; and that such persons are exempted from such Sections to the fullest extent permitted by Maryland Law.

               (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

               NINTH: (a) A majority of the entire Board of Directors, including at least one Irvine Board Representative, shall constitute a quorum for the transaction of business at any annual or special meeting of the Board of Directors of the Corporation and, except as provided in Section (b) of this ARTICLE NINTH, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

               (b) Notwithstanding the foregoing, the affirmative vote of the Required Directors shall be required to approve the actions set forth in clauses (i) through (viii) below and any such action shall not be effective unless approved by the affirmative vote of the Required Directors:


               (i) a Change of Control (as hereinafter defined) of the Corporation or the Operating Partnership;

               (ii) any amendment to the Charter or the By-Laws, or any amendment to the Operating Partnership Agreement;

               (iii) any waiver or modification of an applicable Ownership Limit, Related Party Limit or Look-Through Ownership Limit;

               (iv) any merger, consolidation, statutory share exchange or sale of all or substantially all of the assets of the Corporation or the Operating Partnership;

               (v) the issuance of any Equity Securities of the Corporation or any securities convertible into or exchangeable or exercisable for any Equity Securities of the Corporation, provided that the affirmative vote of the Required Directors shall not be required with respect to the issuance of Equity Securities (excluding for purposes of this proviso, Equity Securities (other than Common Stock) having any voting rights other than voting rights required under Maryland Law or by the rules of the NYSE or the PSE) (a) pursuant to any stock incentive plan adopted by the Corporation, (b) in connection with The Irvine Company's exercise of the Exchange Rights or the cash tender rights provided for in Section 8.6 of the Operating Partnership Agreement, (c) in connection with the acquisition of land for Common Stock pursuant to that certain Exclusive Land Rights and Non-Competition Agreement dated as of November 21, 1993 among the Corporation, the Operating Partnership, The Irvine Company and Donald Bren, as the same may be amended, modified or restated from time to time or (d) in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms;

               (vi) for the Corporation to take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Operating Partnership), or to conduct business other than through the Operating Partnership, or for the Corporation or the Operating Partnership to engage in any business other than the ownership, construction, development and operation of multifamily rental apartment communities;

               (vii) for the Corporation or the Operating Partnership to make a general assignment for the benefit of creditors or to institute any proceedings in bankruptcy or for the liquidation, dissolution, reorganization or winding up of the Corporation or the Operating Partnership or to consent to the taking of any such action against the Corporation or the Operating Partnership; and

               (viii)to terminate the Corporation's status as a real estate investment trust for federal income tax purposes.

               (c) Except as defined below, capitalized terms in this ARTICLE NINTH have the meanings specified in Subsection (4)(A) of Section
(c) of ARTICLE SIXTH.  For purposes of this ARTICLE NINTH:

               (i) The term "Change of Control" of (A) the Corporation shall mean (y) any transaction or series of transactions (whether by purchase of existing shares of Common Stock, merger, statutory share exchange, consolidation or otherwise, but not including the issuance of newly issued shares of Common Stock by the Corporation in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms) the result of which is that either (1) any Person or Group other than The Irvine Company or affiliates of The Irvine Company becomes the Beneficial Owner, directly or indirectly, of 20% or more of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding normally entitled to vote in the election of directors of the Corporation (or any surviving or successor entity) or (2) the Beneficial Owners of the capital stock of the Corporation normally entitled to vote in the election of directors immediately prior to the transaction beneficially own less than 80% of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding normally entitled to vote in the election of directors of the Corporation (or any surviving or successor entity) immediately after such transaction or (z) any transaction or series of transactions (whether by purchase of existing shares of Common Stock or Units, merger, statutory share exchange, consolidation or otherwise, but not including the issue of newly issued shares of Common Stock by the Corporation in a bona fide public underwritten public offering managed by one or more nationally recognized investment banking firms or the issuance of newly issued Units) the result of which is that either (1) any Person or Group other than The Irvine Company or affiliates of The Irvine Company becomes the Beneficial Owner, directly or indirectly, of 20% or more of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding (including shares of Common Stock issuable upon exchange of Units, whether or not such Units are immediately exchangeable and without regard to the applicable Ownership Limit or the applicable Related Party Limit or the applicable Look-Through Ownership Limit) normally entitled to vote in the election of directors of the Corporation (or any surviving or successor entity) or (2) the Beneficial Owners of the capital stock of the Corporation normally entitled to vote in the election of directors immediately prior to the transaction beneficially own less than 80% of the total voting power in the aggregate of all classes of capital stock of the Corporation then outstanding (including shares of Common Stock issuable upon exchange of Units, whether or not such Units are immediately exchangeable and without regard to the applicable Ownership Limit or the applicable Related Party Limit or the applicable Look-Through Ownership Limit) normally entitled to vote in the election of directors of the Corporation (or any surviving or successor entity) immediately after such transaction; or (B) the Operating Partnership shall mean (i) any sale, transfer or other conveyance (whether by merger, statutory share exchange or consolidation of the Corporation or otherwise) by the Corporation of the general partnership interest in the Operating Partnership, except such transfers permitted under Section 11.2.B of the Operating Partnership Agreement, (ii) any transaction or series of transactions (whether by purchase of existing Units, issuance of Units, merger, consolidation or otherwise) the result of which is that either (1) any Person or Group other than The Irvine Company or affiliates of The Irvine Company becomes the Beneficial Owner, directly or indirectly of Units which represent 20% or more of the total percentage of limited partnership interests (including interests of assignees) therein or (2) the Beneficial Owners of limited partnership interests (including interests of assignees) therein immediately prior to the transaction beneficially own less than 80% of the total percentage of limited partnership interests (including interests of assignees) therein then outstanding immediately after such transaction.

               (ii) The term "Person" shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Exchange Act.

               (iii) The term "Group" shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Exchange Act.

               (iv) The term "Beneficial Owner" shall have the same meaning as such term has for purposes of Rule 13d-3 promulgated under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that a Person has the right to acquire, whether or not such right is immediately exercisable.

               TENTH: (a) In addition to any affirmative vote required by law or the charter or By-Laws of the Corporation, the affirmative vote of the holders of not less than 66 2/3% of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage vote may be specified by law or in any agreement with any national securities exchange or otherwise. However, such 66 2/3% voting requirement shall not be applicable if the Business Combination is solely between the Corporation and another corporation of which the Corporation owns, directly or indirectly, one hundred percent of the outstanding capital stock entitled to vote in the election of directors of such corporation.

               (b) Except as defined below, capitalized terms in this ARTICLE TENTH have the meanings specified in Subsection (4)(A) of Section
(c) of ARTICLE SIXTH.  For purposes of this ARTICLE TENTH:

               (i) The term "Business Combination" shall mean (x) any merger or consolidation of the Corporation or statutory share exchange to which the Corporation is a party in which (1) the Corporation fails to survive or is not the successor and that involves all or any "Substantial Part" (as hereinafter defined) of the assets of the Corporation or (2) the shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting stock of the surviving or successor entity) less than 80% of the voting power of shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation (or such surviving or successor entity), directly or indirectly, immediately after such merger, consolidation or share exchange, (y) any sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and (z) the execution of any agreement, contract or other arrangement providing for any of the transactions described in the definition of Business Combination.

               (ii) The term "Substantial Part" as used with reference to the assets of the Corporation shall mean assets having a value of more than 25% of the Total Market Capitalization (as hereinafter defined in this ARTICLE TENTH) as of the end of the Corporation's most recent quarterly or fiscal year-end consolidated balance sheet that has been delivered to stockholders prior to the time the stockholders would be required to approve or authorize the Business Combination. The value of the assets of the Corporation for the purpose of determining whether such assets constitute a Substantial Part shall be the book value of such assets as reflected in the Corporation's most recent quarterly or fiscal year-end consolidated balance sheet existing at the time the stockholders would be required to approve or authorize the Business Combination or, if materially different, the consideration involved in such transaction.

               (iii) The term "Total Market Capitalization" shall mean the sum of (1) the Market Value (as hereinafter defined) of the then outstanding shares of Common Stock of the Corporation, (2) the Market Value of shares of Common Stock for which Units are exchangeable pursuant to the Exchange Rights (whether or not such Units are immediately exchangeable and without regard to the applicable Ownership Limit, Related Party Limit and Look-Through Ownership Limit) and (3) the total principal amount of indebtedness of the Corporation and Operating Partnership (without duplication) as reflected in the Corporation's most recent quarterly or fiscal year-end consolidated balance sheet existing at the time the stockholders would be required to approve or authorize the Business Combination.

               (iv) The term "Market Value" with respect to shares of Common Stock shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately prior to the date beginning fifteen (15) days prior to the time the Board of Directors would be required to approve or authorize the Business Combination.

               ELEVENTH:  The duration of the Corporation shall be perpetual.

               IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on March 15, 1996.

Witness:



/s/ Rachel B. Mandell                  /s/ Anne M. Lindner
- - - ---------------------                  -----------------------


               II. (a) As of immediately before the amendment and restatement the total number of shares of stock of all classes which the Corporation has authority to issue is 100,000 shares, all of which shares are Common Stock (par value $1.00 per share).

                     (b) As amended and restated the total number of shares of stock of all classes which the Corporation has authority to issue is 320,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock (par value $0.01 per share), (ii) 160,000,000 shares of Excess Stock (par value $0.01 per share), of which 150,000,000 shares shall be Excess Common Stock and 10,000,000 shares shall be Excess Preferred Stock and (iii) 10,000,000 shares of Preferred Stock (par value $1.00 per share).

                     (c) The aggregate par value of all shares having a par value is $100,000 before the amendment and $13,100,000 as amended.

                     (d) The shares of stock of the Corporation are divided into classes, and ARTICLE SIXTH, Sections (c) and (d) of I above contain a description, as amended, of each class, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

               III. The foregoing amendment and restatement of the Charter of the Corporation has been advised by the Board of Directors and approved by the sole stockholder of the Corporation.

               IN WITNESS WHEREOF, Irvine Apartment Communities Maryland, Inc. has caused these presents to be signed in its name and on its behalf by its
President and witnessed by its Secretary on       , 1996.

WITNESS:                               IRVINE APARTMENT COMMUNITIES
                                       MARYLAND, INC.


/s/ Richard E. Moran Jr.                 By: /s/ Steven P. Albert
- - - -------------------------                   --------------------------
Secretary                                       President


               THE UNDERSIGNED, President of Irvine Apartment Communities Maryland, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ Steven P. Albert
                                       -----------------------------------
                                       President